UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 6, 2008

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

25025 Interstate 45 North, Suite 600
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Following the approval of its Board of Directors, TETRA Technologies, Inc. (the “Company”) entered into a First Amendment to Rights Agreement, dated as of November 6, 2008 (“First Amendment”), amending the Rights Agreement dated as of October 26, 1998 (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings bank), as rights agent.

The amendment extends the term of the Rights Agreement and final expiration date of the Company’s outstanding rights thereunder, which would otherwise have expired as of the close of business on November 6, 2008, until the close of business on November 6, 2018. The amendment also increases the purchase price for each one-hundredth of a preferred share purchasable pursuant to the exercise of a right to $100.00.

The foregoing description of the First Amendment is qualified in its entirety by the executed First Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01. Entry Into a Material Definitive Agreement” which is incorporated herein by reference.

Item 8.01. Other Events.

On November 6, 2008, the Company issued a press release announcing that it had extended the expiration date of the Rights Agreement and increased the purchase price thereunder. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
4.1
First Amendment to Rights Agreement, dated as of November 6, 2008, by and between TETRA Technologies, Inc. and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent.

99.1	Press Release, dated November 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:     /s/Geoffrey M. Hertel
Geoffrey M. Hertel
President & Chief Executive Officer

Date: November 6, 2008

EXHIBIT INDEX

Exhibit Number	Description
4.1
First Amendment to Rights Agreement, dated as of November 6, 2008, by and between TETRA Technologies, Inc. and Computershare Trust Company, N.A. (as successor rights agent to Harris Trust and Savings Bank), as Rights Agent.

99.1	Press Release, dated November 6, 2008.